EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-180093 and No. 333-187385) and on Form S-8 (No. 333-129528) of Anworth Mortgage Asset Corporation of our reports dated February 26, 2014, relating to our audits of the financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Anworth Mortgage Asset Corporation for the year ended December 31, 2013.

/s/ McGladrey LLP

Los Angeles, California

February 26, 2014